BASIC TERMS FOR

EUROAMERICAN GROUP, INC

OFFICE LEASE AGREEMENT

THIS LEASE is made this 20 day of APRIL , 2018 by and between EUROAMERICAN GROUP, INC, hereinafter referred to as "Landlord", having its principal office at 407 Lincoln Road, Suite PH-N, Miami Beach, FL 33139 and CAR CHARGING INC. hereinafter referred to as "Tenant".

FOR AND IN CONSIDERATION of the mutual covenants and promises hereinafter made and set forth, one unto the other, the parties hereto agree to the terms and conditions of the Standard Office Lease provisions attached hereto with regard to the following:

A. SPACE LEASED ("DEMISED PREMISES or PREMISES"):

(1) Office Suite 704 .

(2) Located at: 407 Lincoln Road
Miami Beach, FL 33139

(3) The Office area consisting of approximately 3,425 S.F.includes a 15% common area factor.

B. TERM: 36 commencing JUNE 1, 2018 (the "Commencement Date") and terminating on MAY 31, 2021 , unless sooner terminated or extended as may herein be provided. ***Move-in date May 1st, 2018. May rent no charge. Tenant and Landlord have the option to cancel contract after first fully paid year with a 90-day written notice.***

C. RENTAL:

(1) Minimum rental (exclusive of rental adjustments as hereinafter provided) for the term set out above shall be:

THREE HUNDRED FORTY-TWO THOUSAND
AND NO/100 DOLLARS--------------------------------------($ 342,000.00)

Payable in advance in equal monthly installments of:

NINE THOUSAND FIVE HUNDRED
AND NO/100 DOLLARS--------------------------------------($ 9,500.00)

Together with applicable sales taxes.

(2) Base year: $ 121,752.00 First year total rent and applicable sales tax

(3) Rent payable at Landlord's office:

407 Lincoln Road, Suite PH-N
Miami Beach, FL 33139

~~(4) Prorated Share: 36 % representing approximately the proportion that tenant's floor area bears to the total floor area of all rented and rentable space in the Condominium Unit (the Condominium Unit consisting of the entire floor), which the Premises are a part.~~

D. SECURITY DEPOSIT: $ 19,000.00

E. USE OF PREMISES: Office Use.

F. CONDITION OF PREMISES: Tenant has examined the Premises and is satisfied with its existing condition and will take the Premises "as is".

G. LEASE GUARANTOR: none

LANDLORD:

EUROAMERICAN GROUP, INC

By: ____________________

ANGEL TORRES

TENANT:

CAR CHARGING INC

By: ____________________

MICHAEL D. FARKAS

MDF AS

1. SPACE LEASED. Subject to and upon the terms, covenants and conditions of this Standard Office Lease Agreement the Landlord does hereby lease unto the Tenant, and the Tenant accepts the Demised Premises described on the Basic Terms Page hereof.

2. TERM. The initial term, commencement date and termination of this Lease are set out on the Basic Terms Page hereof.

3. RENTAL.

(a) MINIMUM RENTAL. Tenant agrees to pay Landlord, as and for minimum rent for the Demised Premises for the term hereof, the amount and in manner set out on the Basic Terms Page hereof together with all applicable sales tax.

(b) ADDITIONAL RENT. If Landlord shall make any expenditure, for which Tenant is liable under this Lease, or if Tenant shall fail to make any payment due from him under this Lease, the amount thereof shall at Landlord's option be deemed "additional rent" and shall be due with the next succeeding installment of rent. For the nonpayment of any "additional rent" Landlord shall have the same remedies and rights that Landlord has for the nonpayment of the Base Rent.

(c) RENTAL ADJUSTMENT the monthly rent for each Lease Year, subsequent to the first Lease Year shall increase by five percent (5%). The annual rental adjustment shall become effective on the first day of each Lease Year and continue until the commencement of the last day of next Lease Year.
"Lease Year", as used in this paragraph, means in the first instance the twelve (12) month period commencing with the first day of the calendar month next succeeding the Commencement Date of the term of this Lease (unless such Commencement Date is on the first day of a calendar month, in which event, the period shall commence on such Commencement Date) and ending twelve (12) months thereafter. Thereafter "Lease Year" shall mean each succeeding twelve (12) month period.

(d) LATE CHARGES. Rental payments are due on the first day of each month and shall be considered late if not received by the fifth (5th) of each month. Payments made late shall be assessed a late charge of five percent (5%) of the rental due, which charge shall be treated as additional rent and shall be penalty but liquidated damages to the Landlord occasioned by the delay in receipt of its funds including any additional bookkeeping which may be caused thereby.

(e) GENERAL. Each monthly installment of rent shall be paid in advance on or before the first day of each and every month for and during the full term of this Lease. If possession is taken or if the Lease begins on a day other than the first of the month, Tenant shall pay to the Landlord (in addition to the first full month's rental payment) a prorated month's rental for the short month. Rent shall be payable without demand at the office of the Landlord identified on the Basic Terms Page, or at such other place as the Landlord may, from time to time hereafter designate by written notice.

4. SECURITY DEPOSIT. Simultaneously with the execution of this Lease, the Tenant has deposited with the Landlord the amount identified as Security Deposit on the Basic Terms Page which sum shall be held by the Landlord as security for the payment by Tenant of the rents and all other payments herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms, provisions, covenants and conditions of this Lease and for the return by Tenant to Landlord of the Demised Premises and the personal property therein contained, if any, in accordance with the terms of this Lease. The Security Deposit shall be held by the Landlord in a commingled non-interest bearing account.

Should the Tenant be in default under any of the terms and conditions of this Lease, the Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent and any additional rent or any other sums as to which the Tenant is in default or for any sum which the Landlord may expend or be required to expend by reason of the Tenant's default in respect of any of the terms and conditions of this Lease, including, but not limited to the relating of the property. The Landlord shall not be required to so use, apply or retain the whole or any part of the Security Deposit, but if the whole or any part thereof is so used, applied or retained, the Tenant shall upon demand, immediately deposit with the Landlord any amount in cash equal to the amount so used, applied or retained. Default by the Tenant in paying to the Landlord any amount required to restore the Security Deposit after application thereof shall afford to the Landlord the same remedies as for default of the payment of rent.

In the event that Tenant shall comply with all of the terms of this Lease, the Security Deposit shall be returned to the Tenant within thirty (30) after the date fixed for the termination of this Lease, and after delivery of possession of the Demised Premises to the Landlord in satisfactory condition.

5. USE OF PREMISES. The Tenant shall use the Demised Premises for the purpose as set out on the Basic Terms Page hereof and for no other purpose unless otherwise consented to in writing by the Landlord. Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Premises or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner unreasonably vibrate or shake the Premises, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper without Landlord's prior approval, which approval may be withheld in its reasonable discretion. The Tenant shall not leave the Premises vacant or unoccupied during the Term.

6. COMPLIANCE WITH DIRECTIVES OF AUTHORITIES. Tenant shall, at his own cost and expense, promptly execute and comply with all present or future rules, regulations, laws and orders of all public authorities including Title III of the Americans with Disabilities Act, 42 U.S.C. § 12181, et. seq. the ("ADA"), the ADA Accessibility Guidelines, the ("ADAAG") and the Florida Accessibility Code for Building Construction, which are or may become applicable to the Premises, except as said rules pertain to any structural work or outside repairs. Tenant waives any claim against Landlord for any expenses or damage resulting from compliance with any of the said rules, regulations laws or orders.

~~7. INCREASE IN TAXES AND INSURANCE AS ADDITIONAL RENT.~~

~~A. Landlord will pay in the first instance all real property taxes an assessments for public betterments or improvements which may be levied or assessed by any lawful authority against the Condominium Unit of which the Premises are a part. If the real estate taxes payable on the said Condominium Unit shall be increased for any tax year over the amount of such taxes payable for the tax year during which this Lease commenced, Tenant shall pay to Landlord as additional rent within ten (10) days after such taxes or any installment thereof are payable to the municipality of the taxing authority an amount equal to Tenants prorate share of such tax increase.~~

~~Tenant shall also pay the Landlord as additional rent within ten (10) days after the same shall be payable by the Landlord, Tenants prorate share of the amount of any assessments or installments thereof for public betterments or improvements which may be levied on the Condominium Unit of which the Demised Premises are a part. Landlord may take the benefit of the provisions of any statute or ordinances permitting such assessment to be paid over a period of time, in which case, the Tenant shall be obligated only to pay the said percentage of the installment of any such assessments which shall become due and payable during the term of this Lease.~~

~~For the last year of this Lease, if the Lease terminates prior to the end of the tax year, the said additional rent shall be prorated accordingly and the said additional rent shall be due simultaneously with the payment of the last month's rent. In the event this Lease shall terminate prior to the date when the increase for the taxable year shall have been ascertained, the real estate tax for the calendar year immediately preceding the year of termination of the Lease shall constitute the basis for computing the obligation of the Tenant for additional rent pursuant to the provisions of this paragraph. Tax bills, or photocopies thereof, form the Dade County Tax Collector, shall constitute conclusive proof of the amount of taxes assessed against the Premises.~~

~~B. If the premium for property, casualty and/or liability insurance (or similar insurance premiums) payable by Financial Plaza Condominium Association, Inc. with respect to the Building increase over the amount of such premiums paid by the said Association at the time of commencement of this Lease. Tenant shall pay to Landlord as additional rent within ten (10) days after the amount of such insurance premiums are ascertained, the amount of the increase corresponding to the Premises, which amount shall be computed as follows: The Condominium Unit of which the Premises are a part is responsible for 1/13 of the maintenance expenses of the Financial Plaza Condominium, and as a result, the said Condominium Unit will bear 1/13 of the increase in such insurance premiums. Tenant's obligation therefore is Tenants prorate share of such 1/13ths increase in insurance premiums (which percentage represents approximately the proportion that Tenant's floor area bears to the floor area of all rented and rentable space in the Condominium Unit of which the Premises are a part). In the case of the last year of this Lease, if the said additional rent shall be due only for a portion of the year, the same shall be prorated accordingly.~~

MDF AF

8. POSSESSION. If Landlord is unable to give possession of the Premises to the Tenant on the Commencement Date by reason of the holding over of possession of a prior Tenant or occupant, or for any similar reason, or if repairs, improvements or decorations of the Premises have not been completed. Landlord shall not be subject to any liability occasioned by such delay in the delivery of the Premises and such delay shall not affect the validity of this Lease or the obligations of the Tenant hereunder or extend the term hereof. In the event of such delay the rent shall not start to accrue until possession of the Premises is tendered to the Tenant and a prorate abatement of the annual rent to be paid hereunder shall be allowed Tenant.

If with the consent of the Landlord, Tenant takes possession of the Premises prior to the Commencement Date prescribed on the Basic Terms Page, Tenant agrees that such occupancy shall be held under all the terms, covenants, conditions and provisions of this Lease, and the rental shall be prorated and paid by Tenant for that period of time prior to the Commencement Date during which Tenant has possession.

For the purposes of this Lease, the Demised Premises shall be deemed completed and ready for occupancy by Tenant when the supervising architect certifies that the work required by Landlord by reason of Paragraph 9, if any, has been substantially completed in accordance with the plans and specifications.

9. CONDITION OF PREMISES. Tenant has examined and inspected the Premises, including the Building and improvements, and is familiar with the condition thereof and relying solely on such inspection has accepted them in their present condition. Any Tenant improvement work agreed to be performed by the Landlord is set forth on Exhibit "A" attached hereto. The taking possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken. No representations, except those contained herein have been made on the part of Landlord with respect to the order, repair or condition of the Premises or the Building. Tenant will make no claim on account of any representation whatsoever, whether made by any renting agent, broker, officers or other representative of Landlord or which may be contained in any circular, prospectus or advertisement relating to the Premises, or otherwise, unless the same is specifically set forth in this Lease.

10. TIME OF THE ESSENCE. Time is of the essence hereunder with respect to the payment of monies herein required to be paid.

11. RIGHTS RESERVED TO Landlord. The Landlord reserves the following rights: (a) To change the name of the Building and/or development without notice or liability to the Tenant; (b) to remodel, repair, alter or otherwise prepare the Premises for occupancy if Tenant has vacated the Premises prior to the termination hereof; (c) to have pass keys to the Premises; (d) to grant to anyone the exclusive rights to conduct any particular business or undertaking in the Building or development; (e) to enter the Demised Premises at all reasonable hours for inspections, repairs, alterations or additions to the Demised Premises or the Building; (f) to exhibit the Demised Premises to others; (g) to enter for any purpose whatsoever related to the safety protection, preservation or improvement of the Demised Premises or the Building or the Landlord's interest; (h) to display "For Rent" sign on the Demised Premises during the last 90 days of the Lease Term; and (I) during the last ninety (90) days of the Lease Term to show the Premises to prospective tenants, and in addition, at any time during the term of this Lease, Landlord shall have the right to show the Premises to prospective purchasers of the Condominium Unit of which the Premises are a part, in both cases without unreasonably disturbing Tenant's occupancy.

12. INSPECTION, EXAMINATION AND ENTRY. Landlord, the Condominium Association and their agents shall have the right to enter the Premises at all reasonable hours to examine the same, and workmen may enter at any time in the event of emergency and otherwise at reasonable times when authorized by Landlord, the Condominium Association or its agents to make such repairs, alterations or improvements in the Building as Landlord or the Condominium Association may then in their sole discretion deem necessary or desirable. If during the last month of the term, Tenant shall have removed all or substantially all of the Tenant's property, Landlord may immediately enter the Premises and prepare them for any future tenant. Furthermore, the Landlord may allow such future tenant to occupy the Premises. These acts shall have no effect upon Tenant's obligation under this Lease and Tenant shall be entitled to no abatement or diminution of rent as a result thereof, except that in the event such future Tenant makes any payment for the period up until the expiration of this Lease, Tenant shall be entitled to no abatement or diminution of rent as a result thereof, except that in the event such future Tenant makes any payment for the period up until the expiration of this Lease, Tenant shall be entitled to any abatement of rent for such period. If Tenant shall not be personally present to open and permit entry into the Premises, when entry there into shall be permissible or necessary hereunder, Landlord or the Condominium Association may forcibly enter same without rendering Landlord or the Condominium Association liable to any claim for damages and without affecting the obligation and covenants of this Lease. Employees of Landlord, the Condominium Association and its agent shall be permitted to enter the Premises by passkey at all reasonable times.

13. RIGHT TO LANDLORD TO USE ENTRANCES, ETC., AND TO CHANGE SAME. For the purpose of making repairs or alteration to any portion of the Building of which the Premises form a part, Landlord and/or the Condominium Association may use one or more of the street entrances, halls, passageways and elevators of said Building provided, however, that there be no unnecessary obstruction of the right of entry to the Premises while the same are occupied. Landlord and/or the Condominium Association may at any time change the name or number of the Building, remodel or alter the same, or the location of any entrance thereto, or any other portion thereof not occupied by Tenant, and the same shall not constitute a constructive or actual, total or partial eviction.

14. INDEMNIFICATION AGAINST LIABILITY. Tenant, at all times, will indemnify and hold harmless Landlord from all losses, damages, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any person, firm or corporation, for any injuries or damage to the person or property of any person, firm or corporation, consequent upon or arising from the use or occupancy of said Premises by Tenant or consequent upon or arising from any acts, omissions, neglect or fault of Tenant, his agents, servants, employees, licensees, customers or invitees, or consequent upon or arising from Tenant's failure to comply with all applicable laws, statutes, ordinances or regulations; that Landlord shall not be liable to Tenant for any damages, losses or injuries to the person or property of Tenant which may be caused by the act, neglect, omission, or faults of any person, firm or corporation. On demand by Landlord, Tenant will procure and maintain throughout the term of this Lease pubic liability insurance with companies reasonably acceptable to Landlord and in such amounts as may be reasonably required by Landlord, so that Landlord is fully protected from claims or damages from injuries to persons or property attributable to Tenant's use of the Premises. Such policy or policies will name Landlord as additional named insured and appropriate insurance certificates will be delivered to Landlord within thirty (30) days following Landlord's request thereof.

15. INCREASE IN INSURANCE. Tenant will not do or permit anything to be done upon or bring or keep or permit anything to be brought into the Premises which shall increase the rate of fire insurance on the Building of which the Premises form a part or on the property located therein. If by any reason of the failure of Tenant to comply with the terms of this Lease, or by reason of Tenant's occupancy (even though permitted or contemplated by this Lease), the fire insurance rate shall at any times be higher than it would otherwise be, Tenant shall reimburse Landlord for that part of all fire insurance premiums charged because of such violations or occupancy by Tenant.

16. WAIVER OF LANDLORD'S LIABILITY.

(a) Neither the Landlord nor the Condominium Association shall be liable to Tenant for any damage or injury to Tenant or its property by reason of any failure of Landlord to keep said Premises in repair, and Landlord and the Condominium Association shall not be liable for any injury done or occasioned by any act of God, or wind, or that resulting from any defect of plumbing, electrical installation, wiring installations in respect thereto, gas lines, water lines or by reason of defect of broken railings, stairs or walks, or from the clogging or backing-up of any down spout or sewer pipes, or by reason of breaking or busting of running of water receptacles, waste pipes, water closets, drains or any other pipe, in and up or about the Building or the Demised Premises or by reason of the running or escaping of water or for any damage or injury resulting form water being on or coming through the roof, walls, stairs, or any other part or portion of the Demised Premises or the Building or otherwise by reason of any injury or damage resulting from the falling of any material, stucco, plaster or fixture.

(b) Neither the Landlord nor the Condominium Association will be responsible for loss of property of Tenant through theft or otherwise.

(c) Landlord will not be liable to Tenant for any latent defect in the Premises or the Building.

MDP

AC

17. DEFAULT AND LANDLORD'S REMEDIES. In the event (I) Tenant fails to pay any installment of rent or other amounts which Tenant is obligated to pay hereunder when such payment is due, (ii) Tenant fails to comply promptly with any other term, provision, condition, or covenant of this Lease or any of the rules and regulations now or hereafter established by Landlord and such failure continues for a period of three (3) days after Landlord notifies Tenant thereof and requests that such default be cured (or, in the event such default does not involve the mere payment of money and is otherwise not susceptible of being cured within three (3) days, if Tenant does not commence to cure such default within such period and thereafter diligently pursue such curative actions for such period, not to exceed thirty (30) days, or as may be reasonably required to finally cure such default, (iii) Tenant deserts, abandons or vacates the Demised Premises or any material portion thereof, (iv) any petition or similar proceeding is filed by or against Tenant under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, and Tenant fails to cause same to be discharge within sixty (60) days, (v) Tenant becomes insolvent or makes a transfer in fraud of creditors, (vi) Tenant makes an assignment for benefit of creditors, (vii) a receiver is appointed for Tenant or any of the assets of Tenant, or (viii) the leasehold interest of the Tenant is levied upon under execution or be attached by process of law, then in any such events, Landlord may, if Landlord so elects, do any one or more of the following (to the maximum extent permitted by applicable law), without any notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease:

(a) Forthwith, terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord, but if Tenant shall fail to surrender and vacate, Landlord may, without notice and without prejudice to any other remedy Landlord may have for possession or arrearage in rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and its effects, by force if necessary, without being liable to prosecution or any claim for damages therefore; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relent the Demised Premises on satisfactory terms, or through decrease in rent, or to otherwise.

(b) Declare the entire amount of the rent which would have become due and payable during the remainder of the term plus any other sums then due hereunder to be due and payable immediately, in which event , Tenant agrees to pay the same at once, together with all rents and other sums theretofore due to Landlord; provided, however, that such payments shall not constitute a penalty or forfeiture, but shall constitute payment of damages equal to the amount of rent and other sums otherwise due hereunder.

(c) Enter upon and take possession of the Demised Premises as the agent of Tenant, by force if necessary, without being liable to prosecution or any claim for damages therefore, and Landlord may relent the Demised Premises as the agent of the Tenant and receive the rent therefore; and in such event, Tenant shall pay Landlord, on demand, the costs of renovating, repairing and altering the Demised Premises for a new Tenant or Tenants together with Landlord's expense of reasonable brokerage fees and any other costs of relating and any deficiency in rent that may arise by reason of such relating.

(d) Landlord may, as agent of Tenant is obligated to do by the provisions of this Lease and may enter the Demised Premises, by force of necessary, without being liable to prosecution or any claim for damages therefore. In order to accomplish this purpose, Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(e) Any property of the Tenant not removed from the Demised Premises after the end of the term, however terminated, and any and all property which may be removed from the Demised Premises by the Landlord pursuant to the authority of this Lease or of law and to which the Tenant is or may be entitle, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to the Landlord, upon demand; all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under Landlord's control. The removal or storage of Tenant's property, as above provided, shall not constitute a waiver of Landlord's lien thereon. Nothing in this paragraph shall be construed to impose any obligation upon Landlord to store and preserve any property located in the Demised Premises.

18. REMEDIES CUMULATIVE. The various rights, remedies, powers and elections of Landlord reserved, expressed or contained in this Lease, are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, powers, options or elections as are now, or may hereafter be, conferred upon Landlord by law.

19. LANDLORD'S LIEN FOR RENT. The Tenant agrees that should the Tenant be in default under this Lease, Landlord shall have a Landlord's Lien on all furniture an fixtures, goods and chattels of Tenant, which may be brought or put on the Demised Premises, as security for the payment of the rent herein, and agrees that the Landlord's Lien for the payment of said rent may be enforced by distress, foreclosure or otherwise, at the option of Landlord.

20. ASSIGNMENT OF CHATTELS. Tenant hereby pledges and assigns to Landlord all the furniture, fixtures, goods and chattels of Tenant which shall or may be brought or put on said Premises as security for the payment of said rent, and Tenant agrees that said lien may be enforced by distress, foreclosure, or otherwise, at the election of the Landlord. To the extent permitted by law, Tenant hereby expressly waives and renounces for himself and family an and all homestead and exemption rights he may have now, or hereafter, under or by virtue of the constitution and laws of the State of Florida, or of the United States, as against the payment of said rental or any portion thereof or any other obligation or damage that may accrue under the terms of this Agreement.

21. ATTORNEYS' FEES AND COSTS. In the event it shall become necessary for either party to bring or defend any action to enforce the terms and provisions of this Lease against the other, or to collect any rent or other monies due hereunder, or to interpret any of the terms hereof, the prevailing party shall be entitled to all costs and expenses incurred therein including reasonable attorneys' fees and costs (together with fees and costs of any appellate, administrative and post-judgment proceedings) whether suit be brought or not. All sums of money required to be paid hereunder shall bear interest from the date due or the maturity thereof at the maximum rate allowed by law until paid.

22. NO LIEN BY TENANT. The Tenant covenants and agrees that it has no power or authority to incur any indebtedness giving a right to a lien of any kind or character upon the right, title and interest of the Landlord in and to the Demised Premises or the Building. No person shall ever be entitled to any lien directly or indirectly derived through or under Tenant or its agents or servants on account of any act or omission or the Tenant, which shall be filed against the Demised Premises or the Building as a result of Tenant's activities or actions. In such event, the Tenant shall cause same to be discharged or transferred to a Security Deposit in at least twice the amount of the lien and neither in a manner as provided by law within ten (10) days after the filing of the lien by the Lie nor in the Public Records. Failure to do so shall constitute a default hereunder. The Tenant agrees to indemnify and save harmless the Landlord from any and all expenses, expenditures or otherwise, including attorney's fees, for any breach of this paragraph.

23. NO ABATEMENT. No diminution or abatement of rent, or other compensation, shall be allowed for inconvenience or injury arising from the making or repairs, alterations or improvements to the Building nor for any space taken to comply with any law, ordinance, or order of governmental authority, nor for the Landlord's or the Condominium Association failure, delay, or interruption in supplying any service or in performing any obligation on Landlord's or the Condominium Association part to be performed if the same be occasioned or caused, in whole or in part, by accident, alterations, or repairs, desirable or necessary to be made, or by Landlord's or the Condominium Association inability or difficulty in obtaining labor, material or supplies, or by reason of any cause beyond Landlords or the Condominium Association control. No such interruption, curtailment or change of any such "service" shall be deemed a constructive or actual eviction. Landlord shall not be required to furnish any of such "services" during any period wherein Tenant shall be in default in the payment or rent.

24. FIRE AND CASUALTY. In the event of damage or destruction to the Building or the demised premised during the term of this Lease by fire, the elements, or other casualty, Landlord shall forthwith repair the same, provided such repairs can be made, in the Landlord's opinion, within one hundred eighty (180) days under the laws and regulations of the state, county or municipal authorities, but such damage or destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent which such repairs are being made, such proportionate reduction to be based upon the extent that the Premises, or the part thereof, may be untreatable. There shall be no abatement or reduction of rent if any portion of the Demised Premises is unusable within a period of three days or less. If, in Landlord's opinion, such repairs cannot be made within one hundred eighty (180) days, Landlord may, at it's option (to be exercised within thirty (30) days from the date of such damage or destruction) make the same usable within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as hereinabove provided. In the event that Landlord does not so elect to make such repairs which cannot be made within said one hundred eighty (180) day period, Landlord shall so notify Tenant or if such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party within 15 days of receiving Landlord's notice. Tenant shall be entitled to a proportionate reduction of rent only if the Demised Premises are untreatable as aforesaid and no such rent reduction shall be allowed by reason of inconvenience, annoyance, or injury to Tenant's business because of such damage or destruction, or the necessity of repairing any portion of the Building, or the making of such repairs, and Landlord shall not be liable to Tenant because o such inconvenience, annoyance or injury. In no event shall Landlord be obligated to reconstruct of make repairs if the insurance proceeds collected from the Landlord's insurance company are insufficient to reconstruct and or repair the damage caused by the casualty and Landlord does not commit to fund such deficiency or if the Landlord's mortgagee does not permit the Landlord to utilize the insurance proceeds for the rebuilding or repairing.

25. EMINENT DOMAIN. If the whole of the Demised Premises or so much thereof as to render the balance unusable by Tenant, shall be taken under power of eminent domain or by private purchase in lieu of condemnation, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any partial or entire taking shall be apportioned, and Tenant hereby assignees to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant to prosecute any claim against the condemning authority; provided, however, that nothing contained herein shall be construed to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and movable trade fixtures belonging to Tenant. In the event of a partial taking which does not result in any termination of this Lease, the rent shall be apportioned according to the part of the Demised Premises remaining usable by Tenant.

26. ASSIGNMENT AND SUBLETTING OF TENANT' INTEREST. The Tenant' interest in this Lease or any security deposited there under shall not be sold, transferred, mortgaged or assigned, nor shall the Premises, or any part thereof, including desk space, be let or sublet without the written consent of Landlord. Even though Landlord shall consent to a sale, transfer, mortgage, assignment or subletting thereof, the aforesaid restrictions shall remain in full force and effect, and nor further sale, transfer, mortgage, assignment or subletting shall be made without Landlord's consent in writing. Any sale or transfer, whether to one or more persons and whether at one or different times, of a total of more than fifty percent (50%) of the shares of capital stock of any corporation which is then the legal tenant under this Lease shall be deemed an assignment within the meaning of this Paragraph. In the event Tenant desires to assign this Lease or sublet substantially the entire demised Premises to any party, Tenant shall give Landlord written notice within which to (I) elect to terminate this Lease, (ii) consent to such assignment or subletting, or (iii) deny its consent to such assignment or sublet. In the event Landlord elects to terminate this Lease, then Landlord will return to Tenant any prepaid rentals or security deposits held hereunder. In the event Landlord does not elect to terminate this Lease, then Landlord agrees that it will not unreasonably withhold its consent to the requested transfer or subletting.

27. COLLECTION OF RENT FROM OTHERS. If the Tenant's interest in this Lease be assigned, or if the Premises or any part thereof be sublet, Landlord may, after default by Tenant, collect rent from the assignee or subtenant and apply the net amount collected to the rent due from Tenant. No such collection shall be deemed a waiver of the covenants herein contained. In the event of such default, Tenant hereby assigns the rent due from the subtenant or assignee to Landlord, and hereby authorizes such subtenant or assignee to pay the rent directly to Landlord.

28. INFORMATION AS TO SUBTENANTS. If the Premises shall be sublet in whole or in part by Tenant, Tenant will, on demand of Landlord, furnish and supply in writing, within three (3) days after such demand, any and all information with regard to said subtenants which Landlord may request. Nothing herein contained shall be construed to be consent to any subletting or a waiver of the covenant against subletting contained herein.

29. SUBORDINATION. This Lease and the rights of the Tenant shall be and are subject a subordinate at all times to the lien of any leases and mortgages which may now or hereafter affect the real property of which the Demised Premises is a part. The Tenant shall, upon request from the Landlord, execute any subordination documents which Landlord may deem necessary and/or any modification of this Lease that might be required by any entity that may become a mortgagee as to the real property of which the Demised Premises is a part. Tenant also agrees that if it shall fail at any time to execute, acknowledge or deliver any such instrument or document requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in the Tenant's name; and Tenant hereby makes, constitutes and irrevocably appoints Landlord as it's attorney-in-fact for that purpose.

30. CERTIFICATION BY TENANT. Tenant shall deliver to Landlord or to its mortgagees, auditors, or prospective purchaser, or to the owner of the fee, when requested by Landlord, a certificate to the effect that this Lease is in full force and effect and that Landlord is not in default therein or stating specifically any exceptions thereto. Failure to give such a certificate within two (2) weeks after written request shall be conclusive evidence that Lease is in full force and effect and Landlord is not in default and Tenant shall be stopped from asserting any defaults known to him at that time.

31. QUIET ENJOYMENT. Upon Tenant's paying the rent reserved hereunder and observing and performing all of the terms, covenants, conditions and provisions on Tenant's part to be observed and perfomed hereunder, Tenant shall have peaceable and quiet possession and enjoyment of the Demised Premises for the term hereof, subject to all of the provisions of this Lease.

32. SERVICES PROVIDED BY LANDLORD. Landlord will cause the following services to be provided to Tenant: (I) automatically operated elevator service at all times and on all days throughout the year; (ii) electric current for normal office use, and water in such amounts as in Landlord's absolute judgment is necessary for lavatory and like purposes; (iii) normal and usual cleaning services except on Saturdays, Sundays and Holidays; and (iv) air-conditioning from 8:00 A.M. to 7:00 P.M. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays ("Regular Hours") throughout the year except on legal holidays.

33. TENANT'S ALTERATIONS. Tenant will make no alterations, additions or improvements in and to the Demised Premises without the prior written consent of the Landlord to the plans and specifications for the proposed alteration, addition or improvement. Any alteration, addition or improvement placed upon the Demised Premises by the Tenant as well as fixtures and articles of personal property which shall be attached to or used in connection with the Demised Premises, shall immediately become the property of the Landlord and at the termination of this Lease shall be surrendered to the Landlord, provided however that all items of furniture, personal property and trade fixtures which are movable and have been put in the Premises at the expense of the Tenant may be removed by the Tenant at or before the expiration of this Lease and shall not be deemed to be the property of nor surrendered to the Landlord. Landlord, however, reserves the option to require Tenant, upon demand in writing, to remove all fixtures and additions, improvements, decorations or installations (including those not removable without defacing or injuring the Premises) and to restore the Premises to the same condition as when originally leased to Tenant, reasonable wear and tear excepted; provided, however, Landlord shall not have the right to require Tenant to remove any fixtures, additions, improvements, decorations, and/or installations which are initially installed by and for Tenant in order to prepare the Premises for occupancy by Tenant in a manner which has been approved by Landlord. Tenant agrees to restore the Premises immediately upon the receipt of the said demand in writing at his own cost and expense and agrees, in case of his failure to do so, that Landlord may do so and collect the cost thereof from Tenant as hereinafter provided.

In making any alterations, decorations, additions, installations or improvements to or in the Premises, Tenant shall employ only such labor as shall have the same union affiliations as the workmen of Landlord's or the Condominium Association's contractors, and such as will not cause strikes or labor trouble with other employees in the Building employed by Landlord or Landlord's contractors; and all such work done by Tenant shall be performed and installed in such a manner that the same shall comply with all provisions of law, ordinances and all rules and regulations of any and all agencies and authorities having jurisdiction over the Premises, and at such time and in such manner as not to interfere with the progress of any work being performed by or on account of Landlord or the improvement or improvements, and in no event shall Tenant have the right to create or permit there to be established any lien or encumbrance of any nature against the Premises or the Building for said improvement or improvements made or contracted by Tenant. As a condition precedent to giving consent to any alterations, additions or improvements, Landlord may require Tenant to produce a written wavier of lien right by contractors or labor employed by Tenant. If notwithstanding this provision, any mechanic' lien are filed against the Premises or the Building for work claimed to have been done, or materials claimed to have been furnished to Tenant, Tenant shall cause such lien to be duly discharged within ten (10) days after the filing of the lien.

34. SIGNS. No sign, picture or advertisement or notice shall be displayed, painted or affixed in any part of the outside or the inside of the Demised Premises or the Building or the parking areas by Tenant, except for a simple uniform sign on the front door of the suite and on the directory board of the Building and then, only in such color, size and material as shall be first consented to in writing by Landlord. No "For Rent" signs shall be displayed by Tenant and no obstructions, signs, flags or any advertising devices whatever shall be placed in front of the Building, in the passageways, halls, parking areas or other public or common areas by Tenant, and Landlord reserves the right to remove all such obstructions, and all signs other than those provided for, without notice to Tenant at Tenant's expense.

35. WAIVER OF SUBROGATION. The Tenant hereby waives on behalf of each and every insurer under any insurance policies relating to the Premises, the Building in which the Premises is located, the contents thereof, or any personal property of the Tenant, all Tenant's rights of recovery from or claims against Landlord, its employees, agents, and agents employees, by means of any loss, damage or injury to said contents, leasehold improvements or personal property whether by way of subrogation, assignment of claims or otherwise.

36. WAIVER. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's approval of any subsequent act o Tenant, whether or not similar to the act so consented to or approved.

No act or thing done by Landlord or Landlord's agent during the term of this Lease shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Demised Premises prior to the termination of this Lease, and the delivery of the keys to any such employee shall not operate as a termination of the Lease or a surrender of the Demised Premises.

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37. EXCUSE OF PERFORMANCE. Anything in this Lease to the contrary notwithstanding, the Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if such default is caused by any strike, lockout, civil commotion, war-like operation, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, cessation or reduction in electrical, water or other utility services, inability to obtain any material, service or financing, through Act of God or other cause beyond the control of the Landlord.

38. RETURN OF THE DEMISED PREMISES. At the termination of this Lease, Tenant shall surrender the Demised Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit. If not then in default, Tenant shall have the right at the end of the term to remove any equipment, furniture, trade fixtures or other personal property placed, but not affixed to, the Demised Premises by Tenant, provided that Tenant promptly repairs any damage to the Demised Premises caused by such removal.

39. HOLDING OVER. If the Tenant retains possession of the Premises or any part thereof after the termination of the term or any extension thereof, by lapse of time or otherwise, the Tenant shall pay the Landlord rent at double the rate payable for the year immediately proceeding said holdover, computed on a per month basis, for the time the Tenant thus remains in possession. The provisions of this Paragraph do not waive the Landlord's rights of reentry or any other right hereunder. Any retention of the Premises after the termination of this Lease or any extension thereof shall be considered as a month to month holdover unless otherwise agreed to in writing by both parties.

40. RULES AND REGULATIONS. Tenant agrees to observe and comply with and Tenant agrees that his agents and all persons visiting in the Premises will observe and comply with the rules and regulations annexed hereto or as set forth in the Declaration of Condominium, Bylaws or Regulations of Financial Plaza Condominium and such other and further rules and regulations as Landlord or the Condominium Association may from time to time deem needful and prescribe for the reputation, safety, care and cleanliness of the Building, and the preservation of good order therein and the comfort, quiet and convenience of other occupants of the Building, which rules and regulation shall be violation of any said rules and regulations by any other Tenant or person.

41. NOTICES. For purposes of delivery of rental or other payments and/or notices required hereunder, the address of the Landlord is as set out on the Basic Terms Page until the Tenant is otherwise notified in writing. For purposes of notices required hereunder the address of the Tenant shall be at the Demised Premises. Either party, from time to time, may specify another address for notice. Notice may be accomplished by hand delivery service such as Federal Express. Proof of delivery of notice given hereunder shall be by receipt obtained through any of the methods to accomplish notice as herein outlined.

42. TOXIC WASTE AND ENVIRONMENTAL DAMAGE.

(a) Landlord represents that it has obtained and delivered to Tenant a clean Phase I Environmental Audit report and that as of the Commencement Date, the Premises (and the area underneath the Premises) are free of Hazardous Materials (as defined below). Landlord agrees that Tenant shall have no liability or responsibility whatsoever for any Hazardous Materials on or about the Premises which were not created by Tenant.

(b) Tenant's Responsibility. Without the prior written consent of Landlord, except for normal office products and household cleaning solutions, Tenant shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosively, reactivity, or toxicity or substances or materials which are regulated by any governmental agency ("Hazardous Materials"). In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Tenant represents and warrants that Tenant will (I) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections, (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises, (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards, (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, generating, creating, releasing, emitting or disposing of Hazardous Materials, and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

(c) Tenant's Indemnity Regarding Hazardous Materials. Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify (with counsel reasonably satisfactory to Landlord) and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from the bringing, using, permitting, generating, emitting or disposing of Hazardous Materials on or about the Premises by Tenant, during the Lease Term. Tenant's indemnification and hold harmless obligations include, without limitation, (I) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims.

(d) Landlord's Indemnity Regarding Hazardous Materials. Landlord shall indemnify and hold Tenant harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant related to the removal, investigation, monitoring or remediation of Hazardous Materials which are present or which come to be present on the Premises except to the extent the presence of such Hazardous Materials is caused by Tenant or Tenant's agents or contractors or Tenant's guests and invitees. Landlord's indemnification and hold harmless obligations include, without limitation, (I) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims.

43. NO BROKER. Tenant represents that no broker brought about this Lease and that it has not had any dealings with any other broker in connection with the bringing about of this Lease.

44. BIOMEDICAL WASTE.

Tenant shall be solely responsible for removal and disposal of all biomedical wastes from the Premises, and under no circumstances shall Tenant dispose of such wastes in the Building or in any location on the land or in any manner which is unlawful, illegal or which could be hazardous. Tenant shall promptly and fully comply with any and all requirements which may be imposed by Landlord's insurance carrier, or by applicable laws, rules or regulations, with respect to any such wastes. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all suits, fines, claims, losses, liabilities, fees, actions, costs and expenses, including but not limited to attorney's (and paralegals') fees and costs, and all other thins or matters of any nature whatsoever in any way related to Tenant's biomedical wastes or its disposal of such wastes. A violation of the foregoing by Tenant shall be a material default of this Lease, and Landlord shall have all the remedies available to it as set forth in this Lease and as provided by law. Tenant's indemnity obligations hereunder shall survive the expiration or earlier termination of this Lease.

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45. MISCELLANEOUS.

(a) The Premises are a part of Financial Plaza Condominium (the "Financial Plaza Condominium"), a condominium according to the Declaration of Condominium thereof recorded on February 3, 1982 under Clerk's File No. 82R-25676 of the Public Records of Dade County, Florida. All references to the Declaration of Condominium refer to such Declaration as amended form time to time. All references to the "Condominium Association" refer to the Condominium Association of the Financial Plaza Condominium.

(b) Landlord shall not be liable to Tenant under the Lease as a result of any actions or omissions of the Condominium Association, including, without limitation, the failure to provide the services required of Landlord under this Lease, if Landlord ceases to be in control of the Condominium Association.

(c) Tenant agrees to comply with all provisions of the Declaration of Condominium, the Bylaws and the Regulations of the Condominium Association, as in effect from time to time.

(d) This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement or understanding pertaining to any such matter shall be of any effect.

(e) It is understood that any dimensions or sizes on either working or renting plans are merely approximately and whether such plans are attached or are made part of this Lease or not, Landlord shall not be liable, and this Lease shall not be void or avoidable, because of exigencies, arising during construction, alteration or preparation for Tenant's occupancy result in changes not indicated on such plans.

(f) This Lease shall be governed by and construed pursuant to the laws of the State of Florida.

(g) This Lease and each of the provisions hereof may not be changed, modified, amended, or discharged, except by a writing signed by both parties hereto or their respective successors in interest.

(h) Headings to the various paragraphs of this Lease have been inserted for convenience and reference only and shall not in any manner be construed as modifying, amending, or limiting in any way the expressed terms and provisions of each paragraph.

(I) The terms "Landlord" and "Tenant" wherever used herein though expressed in the singular number, shall describe and apply to all persons, one or more, male or female, partnerships or corporations, as the case may be.

(j) Each and every covenant and condition contained in this Lease shall for all purposes be construed to be a separate and independent covenant and conditions, and the breach of any covenant or condition herein by either party shall in no way or manner discharge or relieve the other covenant or condition contained herein by either party shall in no way or manner discharge or relieve the other party from its obligations to perform each covenant and condition herein.

(k) All of the covenants, conditions, agreements, and obligations herein contained shall be binding and inure to the benefit of the respective successors and assigns of the parties hereto to the same extent as if each successor and assign were in each case named as a party to this Lease.

(l) Provisions inserted herein or affixed hereto shall not be valid unless appearing in the duplicate copy shall control.

(m) Submission of this instrument for examination does not constitute a reservation of or option for the Premises. This instrument becomes effective as a lease upon execution and delivery by both the Landlord and the Tenant.

(n) No receipt of money by the Landlord from the Tenant after the commencement of any lawsuit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

(o) This Lease may not be amended or modified or extended except by an instrument in writing signed by both parties hereto.

(p) Neither this Lease nor any memorandum or notice thereof shall be recorded by Tenant. Any unauthorized recordation of this Lease or a memorandum or notice thereof shall be ineffective and null and void.

(q) Landlord's sale or conveyance of the Building in which the Demised Premises is located shall operate to release Landlord from any liability.

(r) No animals, birds or pets of any kind will be permitted to be kept in or about the premises or elsewhere.

(s) Smoking is prohibited in the building.

(t) PROVISION BY TENANT(S) TO LANDLORD OF THIRTY DAYS WRITTEN NOTICE PRIOR TO THE DATE OF EXPIRATION OF THE TERM OF THE LEASE. Failure to provide a full thirty-day' notice of intent to vacate shall result in the tenant being charged for an additional one (1) month's rent. Such charge shall be considered liquidated damages under this lease agreement.

IN WITNESS WHEREOF, the parties have executed this Lease Agreement the day and year first above written.

WITNESSES:

LANDLORD
EUROAMERICAN GROUP, INC

____
(As to Landlord)

By: ______________________

ANGEL TORRES

TENANT

CAR CHARGING INC.

____
(As to Tenant)

By: ______________________

MICHAEL D. FARKAS

GUARANTY

In consideration of the execution of this Lease by Landlord, the undersigned hereby guarantees to Landlord, its successors and assigns, the full performance and observance of all the covenant, conditions and agreements therein provided to be performed and observed by the Tenant. Neither the failure of the Landlord to enforce its rights against the Tenant nor the making of the concessions by the Landlord to the Tenant shall affect the liability hereunder, nor the Guarantor's obligation to make payment in accordance with the terms of this Guaranty, and any remedy for the enforcement of this Guaranty shall not be impaired or released whatsoever by an impairment, modification, change, release or limitation of the liability o the Tenant, its Estate in Bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute, or from the decision of any court.

Guarantor NONE

None

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